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                                                                EXHIBIT 99.10


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 26, 2000, relating to the financial statements and financial highlights which appears in the November 30, 1999 Annual Report to Shareholders of PaineWebber Strategic Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Other Information-Auditors" in the Statement of Additional Information.


                                       /s/ PricewaterhouseCoopers

New York, New York
March 30, 2000